UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 22, 2013

Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Dunnigan Drive

Suffern, New York 10901

(Address of principal executive offices, including zip code)

(845) 369-4500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Current Report on Form 8-K filed by Ascena Retail Group, Inc. (the “Company”) with the Securities and Exchange Commission on January 8, 2013, Armand Correia, the Executive Vice President and Chief Financial Officer of the Company, will retire from the Company effective on March 2, 2013, and he will serve in a transitional role until such date. On January 22, 2013, the Company and Mr. Correia entered into a letter agreement (the “Retirement Agreement”) setting forth the terms of his transition and, subject to his providing the Company with a fully effective release of claims, providing Mr. Correia with the following retirement benefits:

•	52 weeks of continued base salary;

•

Subject to his timely election of COBRA continuation coverage, the Company will pay 100% of his COBRA premium benefits for 52 weeks unless he earlier becomes eligible and elects to participate in Medicare, in which event the Company will cover the cost of its medical benefits as supplemental coverage for Medicare and will continue to cover the COBRA cost for his spouse if she elects coverage. If the Company determines that this arrangement is a violation of any law or Company plan, the Company will pay Mr. Correia a lump sum that is equal, on a net after tax basis, to the cost of the COBRA continuation coverage premiums he would be required to pay to continue such coverage through March 2, 2014;

•

A lump sum payment in March 2014 equal, on a net after tax basis, to 100% of the COBRA continuation premium payments he would be required to pay to continue such coverage between March 3, 2014 and September 30, 2014;

•	A lump sum payment of $10,000 intended for Mr. Correa to use to pay for a personal financial planner;

•	A lump sum payment of his fiscal year 2013 spring bonus that he would have been eligible to receive under the Company’s Management Incentive Plan had he remained employed by the Company;

•	A lump sum cash equivalent of his award under the Company’s 2013 Long Term Incentive Plan, if any, determined through the end of fiscal year 2013 based on actual performance; and

•	A Dress Barn associate discount for life.

The foregoing description of the Retirement Agreement does not purport to be complete and is qualified in its entirety by reference to the Retirement Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Description

10.1	Letter Agreement, dated January 18, 2013, between the Company and Armand Correia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.

Date: January 23, 2013	By:	/s/ Jay Levine
	Name:	Jay Levine
	Title:	Senior Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)